Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-51765) of G-III Apparel Group, Ltd.,

(2)	Registration Statement (Form S-8 No. 333-80937) of G-III Apparel Group, Ltd.,

(3)	Registration Statement (Form S-8 No. 333-39298) of G-III Apparel Group, Ltd.,

(4)	Registration Statement (Form S-8 No. 333-115010) of G-III Apparel Group, Ltd.,

(5)	Registration Statement (Form S-8 No. 333-125804) of G-III Apparel Group, Ltd.,

(6)	Registration Statement (Form S-8 No. 333-143974) of G-III Apparel Group, Ltd.,

(7)	Registration Statement (Form S-8 No. 333-160056) of G-III Apparel Group, Ltd.,

(8)	Registration Statement (Form S-3 No. 333-162675) of G-III Apparel Group, Ltd.

of our reports dated April 11, 2012, with respect to the consolidated financial statements and schedule of G-III Apparel Group, Ltd. and subsidiaries and the effectiveness of internal control over financial reporting of G-III Apparel Group, Ltd. and subsidiaries, included in this Annual Report (Form 10-K) of G-III Apparel Group, Ltd. and subsidiaries for the year ended January 31, 2012.

/s/    Ernst & Young

New York, New York

April 11, 2012